UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	April 15, 2005
(April 11, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  1.01    Entry Into a Material Definitive Agreement

On April 11, 2005, PNM Resources, Inc. ("the Company") made an offer of employment to Jeff Shorter, pursuant to which Mr. Shorter would join the Company as a Senior Vice President.  Mr. Shorter has accepted the Company's offer, with an effective date of hire of April 11, 2005.  Mr. Shorter had been a consultant to the Company prior to his date of hire.

The terms of Mr. Shorter's employment include (i) a base salary of $250,000; (ii) a target bonus of $82,500 up to a maximum of $165,000, contingent upon goal attainment and the Company's financial performance; (iii) participation in the Company's benefit and incentive plans and other arrangements in accordance with their terms; (iv) participation in the Company's long-term incentive program, including equity awards; and (v) all other such benefits which similarly situated Company Senior Vice Presidents receive.  Mr. Shorter will have additional duties upon the closing of the Company's pending acquisition of TNP Enterprises, Inc. and its subsidiaries.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: April 15, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)